Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001
________

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com
            February 18, 2021
KAR Auction Services, Inc.
11299 N. Illinois Street
Carmel, Indiana 46032
    Re:    KAR Auction Services, Inc.
            Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to KAR Auction Services, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule A hereto (the “Selling Stockholders”) of (i) up to 634,305 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and such shares, the “Resale Preferred Shares”), and (ii) up to 35,735,493 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares, the “Resale Conversion Shares”), initially issuable upon conversion of the Resale Preferred Shares pursuant to the Certificate of Designations (as defined below). 571,606 Resale Preferred Shares (the “Issued Preferred Shares”) have been issued to the Selling Stockholders as part of the original issuance pursuant to the Investment Agreements (as defined below) of the Resale Preferred Shares or as dividends paid in kind on the applicable Resale Preferred Shares and 62,699 Resale Preferred Shares (the “PIK Preferred Shares”) are issuable pursuant to the Investment Agreements and Certificate of Designations (as defined below) as dividends paid in kind on the outstanding Resale Preferred Shares. The Resale Preferred Shares and the Resale Conversion Shares are collectively referred to herein as the “Resale Shares.”

KAR Auction Services, Inc.
February 18, 2021

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3 of the Company relating to the Resale Shares filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)the prospectus, dated the date hereof, which forms a part of and is included in the Registration Statement;
(c)an executed copy of the Investment Agreement, dated May 26, 2020, by and between the Company and Ignition Parent LP (the “Apax Investment Agreement”);
(d)an executed copy of the Investment Agreement, dated May 26, 2020, by and between the Company and Periphas Capital GP, LLC (together with the Apax Investment Agreement, the “Investment Agreements”);
(e)an executed copy of a certificate of Charles S. Coleman, Executive Vice President, Chief Legal Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of May 23, 2020 and as of the date hereof, and certified pursuant to the Secretary’s Certificate;
(g)a copy of the Company’s Second Amended and Restated By-Laws, as amended and in effect on May 23, 2020 and as of the date hereof and certified pursuant to the Secretary’s Certificate;
(h)the Certificate of Designations as filed with the Secretary of State of the State of Delaware designating the Series A Preferred Stock on June 9, 2020 (the “Certificate of Designations”), and certified pursuant to the Secretary’s Certificate; and
(i)a copy of certain resolutions of the Board of Directors of the Company (the “Board”), adopted on May 23, 2020 (the “Resolutions”), and certain resolutions relating to certain Issued Preferred Shares, each certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements,

KAR Auction Services, Inc.
February 18, 2021

certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinions set forth in paragraphs 1 through 5 below, we have assumed that (i) the Company received the consideration for the Resale Preferred Shares set forth in the applicable Investment Agreement and the Resolutions; (ii) each issuance of the Issued Preferred Shares has been registered in the Company’s share registry; and (iii) each issuance of the PIK Preferred Shares and Resale Conversion Shares will be registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Investment Agreements.
We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.The Issued Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
2.The PIK Preferred Shares, when the Board, including any duly authorized committee thereof, shall have taken all necessary corporate action to declare the quarterly dividend of the applicable PIK Preferred Shares, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued in accordance with the Certificate of Designations, will be validly issued, fully paid and nonassessable.
3.The Resale Conversion Shares initially issuable upon conversion of the Issued Preferred Shares pursuant to the Certificate of Designations have been duly authorized by all requisite corporate action on the part of the Company under the DGCL.
4.The Resale Conversion Shares initially issuable upon conversion of the PIK Preferred Shares pursuant to the Certificate of Designations, when the Board, including any duly authorized committee thereof, shall have taken all necessary corporate action to declare the quarterly dividend of the applicable PIK Preferred Shares, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL.

KAR Auction Services, Inc.
February 18, 2021

5.The Resale Conversion Shares, when (i) issued upon conversion of the Resale Preferred Shares in accordance with the terms of the Certificate of Designations and (ii) the Board, including any duly authorized committee thereof, shall have taken all necessary corporate action to declare the quarterly dividend of the applicable PIK Preferred Shares, will be validly issued, fully paid and nonassessable.
In rendering the opinion set forth in paragraphs 3, 4 and 5 above, we have assumed that the Conversion Price (as defined in the Certificate of Designations) will be at least equal to the par value of the applicable Resale Conversion Shares at the time of conversion.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY